UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 27, 2006

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is also intended to be responsive to this item and is incorporated herein by reference.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreements of Certain Named Executive Officers

Effective December 27, 2006, Veritas DGC Inc. entered into amendments to the existing employment agreements with certain of its officers and employees, including four of its five named executive officers, Thierry Pilenko, Chairman and Chief Executive Officer, Mark E. Baldwin, Executive Vice President, Chief Financial Officer and Treasurer, Dennis S. Baldwin, Vice President, Corporate Controller, and Larry L. Worden, Vice President, General Counsel and Secretary.

The employment agreements as originally signed provided, among other things, that the employee would be entitled to certain payments and other benefits in the event of (i) a termination of the employee’s employment by the company without cause or a termination of the employee’s employment by the employee for Good Reason (as defined in the employment agreement) coupled with (ii) a change of control of Veritas DGC Inc.  In the event of such a termination, the employee would be entitled to:

•                  a lump sum payment equal to the following number times the sum of his annual base salary and annual bonus: Messrs. Pilenko, Wells and M. Baldwin — three years; Messrs. D. Baldwin and Worden — two years;

•                  a lump sum payment or, at the company’s option, payment in monthly installments, in either case grossed up for payment of income taxes, of an amount equal to the premiums payable by the employee to maintain his health insurance under the company’s insurance plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of eighteen months after termination;

•                  immediate vesting of all stock options granted to the employee by the company;

•                  lapse of all restrictions on restricted stock granted to the employee by the company; and,

•                  a lump sum equal to the amount payable by the employee, if any, under Sections 4999 and 280G of the Code of the Internal Revenue Code of 1986 (the “Code”), grossed up for payment of the employee’s income taxes.

On December 27, 2006, the employment agreements for certain officers and employees of the company, including Messrs. Pilenko, M. Baldwin, D. Baldwin and Worden, were amended subject to and conditioned upon the closing of the merger transaction contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 4, 2006, by and among Veritas DGC, Compagnie Générale de Géophysique (“CGG”), and certain of CGG’s affiliates.  Each amendment amends the employee’s original employment agreement to provide the following:

•                  The employment agreements will terminate on January 15, 2007, unless earlier terminated by Veritas DGC, by the employee or by the employee’s death or disability;

•                  Upon the change in control contemplated by the Merger Agreement, Veritas DGC will pay those amounts and provide those benefits specified in the preceding paragraph with the following exceptions:

(i)                         COBRA insurance premiums payable to the employee, grossed up for income taxes, will be paid in a lump sum (the company will no longer have the option of paying those amounts in monthly installments), and

(ii)                      restrictions on all restricted stock will lapse other than restricted stock issued in October 2006 under the company’s equity-based long-term incentive plan.  Those shares will remain restricted until the earlier of July 31, 2008, or termination of the employee’s employment other than for cause;

•                  In the event of the employee’s death following the change of control of Veritas DGC, the company will pay or provide such benefits to the employee’s spouse or his estate;

•                  All payments made and benefits provided under the employment agreement are subject to and will be paid in accordance with Section 409A of the Code.  In the event that any provision of the agreement would cause any compensation or benefits to the employee to become subject to the tax under Section 409A of the Code, the agreement will be amended in a mutually agreeable manner intended to avoid the application of such tax to the extent possible; and

•                  CGG expressly agrees to assume and perform the obligations contained in the employment agreement through one or more of its subsidiaries.

Assuming that the merger with CGG is consummated and the other conditions to payment are met, the following named executive officers are currently expected to receive the following cash payments under their respective employment agreements, as amended:  Thierry Pilenko — $3,777,839; Mark E. Baldwin — $2,127,644; Dennis S. Baldwin — $ 729,839; and Larry L.Worden — $1,021,644.

Amendment No. 1 to Mr. Pilenko’s employment agreement is attached hereto as Exhibit 10.2; Amendment No. 1 to Mr. M. Baldwin’s employment agreement is attached hereto as Exhibit 10.4; Amendment No. 1 to Mr. D. Baldwin’s employment agreement is attached hereto as Exhibit 10.6 and Amendment No. 2 to Mr. Worden’s employment agreement is attached hereto as Exhibit 10.9.

New Employment Agreement with Named Executive Officer

On December 27, 2006, Veritas DGC entered into a new employment agreement with Timothy L. Wells, currently its President and Chief Operating Officer, subject to and conditioned upon the closing of the merger transaction contemplated by the Merger Agreement.  Should the closing of the merger transaction occur, the new employment agreement will supersede Mr. Wells’ prior employment agreement with Veritas DGC.

Under the terms of his new employment agreement, commencing on the effective date of the merger transaction, Mr. Wells will serve as President of the Western Hemisphere Services operations of CGG and a member of the Executive Committee of CGG and its affiliates.  He will be paid an annual salary of $370,000 per annum initially and, in addition, will be paid a signing bonus in the form of two lump sum payments of $1,197,000 each, the first being payable on the effective date of the merger transaction and the second one year later.  Payment of the signing bonus is not conditioned upon Mr. Wells’ continued employment.  For calendar years 2006 and 2007, Mr. Wells is eligible to participate in Veritas DGC’s Global Management Incentive Plan or a successor plan with a target bonus of not less than 75% of his annual base salary, but in no event will he be eligible for an incentive payment in excess of 150% of his annual base salary.  In years after calendar 2007, Mr. Wells will be eligible to participate in successor incentive compensation plans for executives of CGG; provided that for all years after calendar 2007 during the term of the employment agreement, Mr. Wells will be provided a minimum annual bonus opportunity that is no less than the annual bonus opportunity available to Mr. Wells for the 2006 and 2007 calendar years.  The options to purchase Veritas DGC stock held by Mr. Wells will immediately vest upon the closing of the merger transaction and all restrictions on restricted stock he holds will lapse, except in the case of restricted stock issued to him in October 2006 under the company’s equity-based long-term incentive plan.  Those shares will remain restricted until the earlier of July 31, 2008, or termination of the employee’s employment other than for cause.

Mr. Wells’ employment agreement is for a three-year term, unless earlier terminated by the company or employee.  At the end of the initial term the company may extend the agreement, offer a different agreement or allow the agreement to terminate.  In the event a change in control (as defined in the employment agreement) of CGG occurs, Mr. Wells’ contract will automatically be extended for a period of two years from the effective date of the change in control.  In the event the employment agreement is terminated without cause by the company or by Mr. Wells based on the occurrence of one or more changes in employment terms (as specified in the employment agreement), Mr. Wells will be entitled to (1) a severance payment equal to two times his annual base salary plus two times his average bonus compensation for the previous three years , (2) a lump sum payment, grossed up for payment of income taxes, of an amount equal to the premiums payable by Mr. Wells to maintain his health insurance under the company’s insurance plan in accordance with COBRA for a period of eighteen months after termination, (3) automatic vesting of all stock options issued to Mr. Wells as of the termination (which stock options will remain exercisable for 12 months following such termination), (4) the restrictions on all restricted stock issued to him in October 2006 under the company’s equity-based long-term incentive plan that have not lapsed as of the termination will automatically lapse, and (5) any additional payments necessary to gross-up any payments to which he is entitled to receive that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

A copy of Mr. Wells’ employment agreement dated December 27, 2006, is attached hereto as Exhibit 10.12.

Consulting and Employment Agreements with Certain Named Executive Officers

Subject to and conditioned upon the closing of the merger transaction contemplated by the Merger Agreement, Mr. Pilenko has agreed to perform certain consulting services for CGG commencing on January 15, 2007 and ending June 30, 2007, unless the agreement is extended by mutual agreement of the parties or earlier terminated by either party on two weeks’ written notice.  As compensation for such consulting services, CGG has agreed, subject to approval of its compensation committee, to pay Mr. Pilenko $20,000 per month.  The parties currently intend to enter into a written consulting agreement on or about January 15, 2007, in substantially the form attached hereto as Exhibit 10.13.  Mr. Pilenko has also agreed to serve as a member of CGG’s board of directors after the closing of the merger transaction.

Subject to and conditioned upon the closing of the merger transaction contemplated by the Merger Agreement, Messrs. M. Baldwin, D. Baldwin, and Worden, along with certain other officers and employees of Veritas DGC, have agreed to provide certain services as employees of Veritas DGC or its successor for a three-month period commencing on January 15, 2007, unless the agreement is earlier terminated by either party on two weeks’ written notice.  As compensation for the consulting services, Messrs M. Baldwin, D. Baldwin and Worden will receive the following monthly compensation: Mr. M. Baldwin — $30,834; Mr. D. Baldwin — $15,417; and Mr. Worden — $21,250.  In addition, each will be paid a bonus at the end of the period of employment equal to the following percentage of his annualized base compensation prorated for the number of days worked between January 1, 2007 and the date of termination of the agreement: Mr. M. Baldwin – 65%; Mr. D. Baldwin – 55%; and Mr. Worden – 55%.  During their period of employment, Messrs M. Baldwin, D. Baldwin and Worden will also be provided with the same employee benefits as other employees of Veritas DGC with the exception of equity-based compensation.  The parties currently intend to enter into a written employee services agreement on or about January 15, 2007 in substantially the form attached hereto as Exhibit 10.14.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

10.1

Employment Agreement between Veritas DGC Inc. and Thierry Pilenko dated January 26, 2004. (Exhibit 10.3 to Veritas DGC Inc.’s Form 10-Q for the quarter ended January 31, 2004 is incorporated herein by reference.)

10.2	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Thierry Pilenko dated December 27, 2006

10.3

Employment Agreement between Veritas DGC Inc. and Mark E. Baldwin dated August 24, 2004. (Exhibit 10.27 to Veritas DGC Inc.’s Form 10-K for the year ended July 31, 2004 is incorporated herein by reference.)

10.4	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Mark E. Baldwin dated December 27, 2006

10.5	Employment agreement between Veritas DGC Inc. and Dennis S. Baldwin dated November 7, 2005. (Exhibit 10.1 to Veritas DGC Inc.’s Form 8-K dated November 7, 2005 is incorporated herein by reference.)

10.6	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Dennis S. Baldwin dated December 27, 2006

10.7	Employment Agreement between Veritas DGC Inc. and Larry L. Worden. (Exhibit 10-M to Veritas DGC Inc.’s Form 10-Q for the quarter ended October

31, 2001 is incorporated herein by reference.)

10.8

Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Larry L. Worden. (Exhibit 10-N to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.9	Amendment No. 2 to Employment Agreement between Veritas DGC Inc. and Larry L. Worden dated December 27, 2006

10.10

Amended and Restated Employment Agreement between Veritas DGC Inc. and Timothy L. Wells. (Exhibit 10-K to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.11

Amendment No. 1 to Amended and Restated Employment Agreement between Veritas DGC Inc. and Timothy L. Wells. (Exhibit 10-L to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.12	Employment Agreement between Veritas DGC Inc. and Timothy L. Wells dated December 27, 2006

10.13	Draft form of Consulting Agreement to be entered by Thierry Pilenko and Compagnie Générale de Géophysique

10.14	Draft form of Employee Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	January 4, 2007	By:	/s/ Larry L. Worden
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Employment Agreement between Veritas DGC Inc. and Thierry Pilenko dated January 26, 2004. (Exhibit 10.3 to Veritas DGC Inc.’s Form 10-Q for the quarter ended January 31, 2004 is incorporated herein by reference.)

+10.2	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Thierry Pilenko dated December 27, 2006

10.3

Employment Agreement between Veritas DGC Inc. and Mark E. Baldwin dated August 24, 2004. (Exhibit 10.27 to Veritas DGC Inc.’s Form 10-K for the year ended July 31, 2004 is incorporated herein by reference.)

+10.4	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Mark E. Baldwin dated December 27, 2006

10.5	Employment agreement between Veritas DGC Inc. and Dennis S. Baldwin dated November 7, 2005. (Exhibit 10.1 to Veritas DGC Inc.’s Form 8-K dated November 7, 2005 is incorporated herein by reference.)

+10.6	Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Dennis S. Baldwin dated December 27, 2006

10.7	Employment Agreement between Veritas DGC Inc. and Larry L. Worden. (Exhibit 10-M to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.8

Amendment No. 1 to Employment Agreement between Veritas DGC Inc. and Larry L. Worden. (Exhibit 10-N to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

+10.9	Amendment No. 2 to Employment Agreement between Veritas DGC Inc. and Larry L. Worden dated December 27, 2006

10.10

Amended and Restated Employment Agreement between Veritas DGC Inc. and Timothy L. Wells. (Exhibit 10-K to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

10.11

Amendment No. 1 to Amended and Restated Employment Agreement between Veritas DGC Inc. and Timothy L. Wells. (Exhibit 10-L to Veritas DGC Inc.’s Form 10-Q for the quarter ended October 31, 2001 is incorporated herein by reference.)

+10.12	Employment Agreement between Veritas DGC Inc. and Timothy L. Wells dated December 27, 2006

+10.13	Draft form of Consulting Agreement to be entered by Thierry Pilenko and Compagnie Générale de Géophysique

+10.14	Draft form of Employee Services Agreement

+  Filed herewith